UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 07, 2026

Netskope, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42848	46-1141117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Augustine Drive, Suite 301
Santa Clara, California		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 979-6988

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	NTSK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2026 annual meeting of stockholders on July 7, 2026. The Company’s stockholders voted on the following matters, which are described in detail in the Company's proxy statement filed with the Securities and Exchange Commission on May 27, 2026:

Proposal No. 1: The Company’s stockholders approved the election of Sanjay Beri and Arif Janmohamed as Class I directors to hold office until the Company's 2029 annual meeting of stockholders and until their respective successors are elected and qualified or until such director's earlier death, resignation, or removal. The Company’s stockholders voted as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Sanjay Beri	2,611,073,089	199,866,434	74,136,404
Arif Janmohamed	2,606,241,551	204,697,972	74,136,404

Proposal No. 2: The Company’s stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending January 31, 2027. The Company’s stockholders voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,880,485,499	2,368,555	2,221,873	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netskope, Inc.
Date:	July 9, 2026	By:	/s/ Andrew Del Matto
Andrew Del Matto
Chief Financial Officer